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                                                                 Exhibit 99


FOR IMMEDIATE RELEASE



           PHOTOGEN ISSUED NOTICE OF ALLOWANCE FOR TWO PATENT
           APPLICATIONS RELATED TO ITS ADVANCED PHOTOTHERAPIES

KNOXVILLE, TENN., DEC. 15, 1999 -- Photogen Technologies Inc. (NASDAQ: PHGN) today announced that the U. S. Patent and Trademark Office has issued a notice of allowance to Photogen for two patents that disclose methods for improved selectivity in photo-activation of molecular agents.

The two allowed applications augment a previously awarded patent (U.S. 5,829,448). A notice of allowance is issued by the Patent and Trademark Office when the claims of the application are allowed.

Photogen's minimally invasive diagnostics and therapies involve the use of naturally occurring, photoactive agents -- the Company's own, certain naturally occurring agents, or those manufactured by third parties --combined with its proprietary light- and laser-based technologies.

One of the allowed applications covers apparatus useful in conjunction with U.S. 5,829,448, which protects Photogen's proprietary two-photon excitation
(TPE) therapeutic method, a technique that uses ultra-short, pulsed bursts of long-wavelength light to destroy tumors. The other is directed toward methods for producing a photoactivated molecular agent in a particular volume of material using Photogen's proprietary TPE method.

"These patents are a natural extension of our original patents that covered general methods for therapeutic use of TPE in medicine, extending our basic coverage to include methods for producing activated agents, and details of devices used for effecting TPE in medicine," said John Smolik, president and CEO of Photogen. "These third and fourth patents round out our patent strategy for the use of our two-photon excitation technology in a variety of applications.

"Using our own photoactive agents or those from other drug manufacturers, we believe we offer an attractive therapeutic package to physicians and the medical marketplace in general to treat cancer and other diseases," added Smolik.


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Walter G. Fisher, Ph.D., Eric A. Wachter, Ph.D., and Craig Dees, Ph.D, all
senior scientists at Photogen, developed the inventions.

ABOUT PHOTOGEN


Photogen Technologies, Inc. is a development-stage company focused on creating therapeutic and diagnostic products based on its proprietary multi-photon excitation and other related technologies. The company has discovered new methods for using energy from lasers, x-rays or other sources to activate photoactive agents within tissue sufficient to produce a range of beneficial therapeutic and diagnostic outcomes. These technologies involve methods, materials and devices that may be used to produce light or other energy and photoactive agents and to destroy diseased cells, remove tissue or identify and diagnose disease. Photogen has U.S. patents and additional pending applications in the U.S. and worldwide for certain of its proprietary technology. The company has no products or operating revenue at this time.

Statements in this release that are not strictly historical are "forward-looking" statements that are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, which may cause the company's actual results in the future to differ materially from expected results. These risks and uncertainties include: the ability of the company to develop a product and obtain regulatory approval for its use; the ability of the company to successfully market and sell any products and equipment; the company's ability to manufacture products in sufficient quantities; the company's ability to maintain intellectual property protection for its proprietary products, to defend its existing intellectual property rights from challenges by third parties, and to avoid infringing intellectual property rights of third parties; unforeseen operating risks; the company's ability to secure collaborative agreements with third parties for various research, development, manufacturing, marketing and other functions; competition; risks associated with the dependence on manufacturers of the company's proposed products; the availability of capital to finance planned activities; and the extent to which the clinicians performing the procedures are able to obtain third-party reimbursement. These risks are qualified in their entirety by cautionary language and risk factors set forth in the company's filings with the Securities and Exchange Commission.

Media Contacts: Hilary Kaye or Joan Murray at Hilary Kaye Associates
(714) 426-0444 (PST) or jmurray@hkamarcom.com.
Investor Relations Contact: Jonathan Fassberg at The Trout Group
(212) 477-9007 (EST) or jonathan@troutgroup.com.

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